CAPITAL STOCK EXCHANGE AGREEMENT

         THIS AGREEMENT is made as of this 25th day of November, 2002, by and among ATEC Group, Inc., a Delaware corporation ("ATEC"), and INTERPHARM INC., a New York Corporation ("Interpharm"), and RAJ SUTARIA ("Raj"), MONA RAMETRA ("Mona"), RAVI SUTARIA ("Ravi") and PERRY SUTARIA ("Perry"). Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         WHEREAS, Interpharm currently has (a) 8 million shares of $.001 par value per share common stock ("Interpharm Common Stock") authorized, of which 4 million shares are outstanding which collectively represent all of Interpharm's issued and outstanding capital stock (the "Interpharm Stock"); and

         WHEREAS, the following are the only holders of the Interpharm Common Stock in the following amounts: Raj - 1,400,000 shares, Ravi - 1,000,000 shares, Perry - 800,000 shares, Mona - 800,000 shares (collectively the "Shareholders");

         WHEREAS, ATEC and the Shareholders believe that it is desirable and in their mutual best interests that ATEC acquire 100% of the issued and outstanding Interpharm Stock for an aggregate consideration consisting of ATEC's $.01 par value per share common stock (the "Common Stock") and shares of ATEC's new $.01 par value per share Series K convertible preferred stock (the "Preferred Stock") on the terms and conditions set forth herein, making Interpharm a wholly owned subsidiary of ATEC; and

         WHEREAS, it the intention of the Parties that: (i) ATEC shall acquire 100% of the Interpharm Stock in exchange solely for the amount of common and preferred shares of ATEC set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code; and
(iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "1933 Act"), and under the applicable securities laws of the states or jurisdictions where the Shareholders reside;

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, ATEC, Interpharm and the Shareholders (collectively the "Parties") agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

1.1 The Transaction. On the Closing Date, and at the Closing Time, as defined herein, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement:

         1.1.1 the Interpharm Common Holders shall exchange all of their shares of the Interpharm Common Stock with ATEC for:

                  1.1.1.1 a number of shares of Common Stock (the "Common Stock Consideration") equal to:
         (( X/.51) * .49)*.75

         Where:

         X = the total outstanding umber of shares of Common Stock outstanding on the Closing Date

Any fractional shares shall be rounded up to the nearest share.

                  1.1.1.2 a number of shares of Preferred Stock which shall have the designations and preferences set forth in Schedule 1.1.1.2 (the "Preferred Stock Consideration") equal to:

         ((X/.51) * .49) * .25
         Where:

         X = the total outstanding umber of shares of Common Stock outstanding on the Closing Date

Any fractional shares shall be rounded up to the nearest share.

         1.1.2 the Board of Directors of ATEC shall appoint 2 designees of Interpharm and the Shareholders as members of the Board of Directors of ATEC.

         1.1.3    ATEC's name shall be changed to Interpharm Holdings, Inc.

         1.1.4 ATEC and the Shareholders shall enter into the Registration Rights Agreement annexed hereto as Exhibit 1.1.4.

The events set forth in the foregoing Sections 1.1.1 through 1.1.4 shall be referred to herein as the "Transaction").

1.2 Exchange of the Interpharm Stock. Subject to the terms of this Agreement and in reliance on the representations and warranties of ATEC, the Shareholders shall exchange, sell, assign, and transfer to ATEC at the closing of this Agreement (the "Closing"), free and clear of all liens and encumbrances, and ATEC, subject to the terms of the Agreement and upon the basis of the covenants, warranties and representations of Interpharm and the Shareholders set forth herein, shall accept from them at the Closing all shares of the Interpharm Stock issued and outstanding as of the Closing.

1.3 Consideration. Subject to the terms of this Agreement and in reliance on the representations and warranties of Interpharm and the Shareholders, ATEC shall deliver to the Shareholders, at the Closing, the Common Stock Consideration and Preferred Stock Consideration (collectively the
"Consideration"), free and clear of all liens and encumbrances, which the Shareholders shall accept based upon the covenants, warranties and representations of ATEC set forth herein. The Consideration shall be distributed among the Shareholders in accordance with Schedule 1.3.

1.4      Tax Treatment. The exchange described herein is intended to comply with
Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the Parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

1.5 Closing. The Closing hereunder shall take place at the offices of Interpharm, at 75 Adams Avenue Hauppauge, New York 11788, or at such other place as the Parties may agree upon, no later than February 1, 2003, on a date to be set by the Parties. The date and time on which the closing occurs shall be the Closing Date and Closing Time, respectively.

1.6 Parties to the Agreement and Transaction. To the extent that any provision of this Agreement calls for agreement by ATEC as a party hereto, such provision shall mean ATEC as it exists prior to the Closing. To the extent that provisions of this Agreement refer to ATEC after the Closing, the reference shall also be to Interpharm Holdings, Inc., as successor to ATEC.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ATEC

         Where a representation contained in this Agreement is qualified by the phrase "to the best of a party's knowledge" (or words of similar import), such expression means that, after having conducted a reasonable due diligence review, the Party believes the statement to be true, accurate, and complete in all material respects. Except as otherwise indicated in the Schedules annexed hereto (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have been previously provided to Interpharm and the Shareholders), ATEC represents and warrants to Interpharm and the Shareholders, as follows:

2.1 Organization and Qualification. ATEC is, and each of its Subsidiaries (as defined below) is, a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of ATEC and its Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law, except where the failure to qualify as a foreign corporation would not reasonably expected to have a Material Adverse Effect.

2.2 Capitalization. The capitalization of ATEC as of the date of this Agreement consists of:

         2.2.1 Common Stock. 70,000,000 shares of authorized common stock, $.01 par value per share, of which a maximum of 8,300,000 shares are issued and outstanding;

         2.2.2 Preferred Stock. 10,000,000 shares of authorized preferred stock, $.01 par value per share, of which the following series and designations are outstanding and with the preferences and rights set forth in Schedule 2.2.3:

                  2.2.2.1  Series A  - 8,371 shares issued and outstanding;

                  2.2.2.2  Series B - 1,458 shares issued and outstanding;

                  2.2.2.3  Series C - 309,600 shares issued and outstanding; and

                  2.2.2.4  Series J - 105,000 shares issued and outstanding.

The ATEC preferred stock listed (the "Existing Preferred") above is convertible into no more than 475,000 shares of Common Stock and are not convertible into any other ATEC securities of any kind.

         2.2.3 Warrants and Options. ATEC currently has 8,598,299 options and warrants outstanding with the terms and exercise prices set forth in Schedule 2.2.4.

Other than as set forth above, ATEC has no other capital stock authorized for issuance or outstanding. As of the date of this Agreement all shares of ATEC common and preferred stock outstanding were validly issued, fully paid, and nonassessable. In addition, no shares of Common Stock are held in the ATEC treasury, and no shares are reserved for issuance, nor were there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire Common Stock of ATEC, except as fully and completely described on Schedule 2.2.4 hereto.

2.3 Due Authorization. This Agreement has been duly and validly executed and delivered by ATEC and constitutes a valid and binding Agreement of ATEC enforceable in accordance with its terms, subject, however, to the approval of its stockholders as provided for below and except as such enforceability may be limited by general principals of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. ATEC has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction, subject, however, to the approval of its stockholders as provided for below, and its doing so has been duly and sufficiently authorized by its Board of Directors.

2.4 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by ATEC of its obligations hereunder, do not, nor will with the giving of notice or passage of time or both:

         2.4.1 conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of ATEC or of any of its Subsidiaries;

         2.4.2 contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, ATEC or any of its Subsidiaries or any of its or their material properties, except in any such case where such contravention will not have a Material Adverse Effect;

         2.4.3 conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of, or default under, any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon ATEC or a Subsidiary, or to which ATEC or a Subsidiary is subject; or

         2.4.4 require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

2.5 Securities and Exchange Commission Filings. All reports filed by ATEC with the SEC pursuant to the Exchange Act and any amendments thereto, since November 1999:

         2.5.1 to the best of ATEC's knowledge, fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act;

         2.5.2 to the best of ATEC's knowledge, as to the financial statements contained in such reports, present fairly, in all material respects, the financial condition and results of operations of ATEC as of the respective dates or for the respective periods set forth therein;

         2.5.3 to the best of ATEC's knowledge, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of filing (and, if amended or superseded, then on the date of such filing); and

         2.5.4 to the best of ATEC's knowledge, as to the financial statements contained in such reports, were prepared in accordance with GAAP, except that unaudited interim financial statements are subject to normal year-end audit adjustments, none of which will be material, and do not contain footnotes.

2.6 No Undisclosed Liabilities. Neither ATEC nor any of its Subsidiaries has any Liabilities which are not adequately reflected or reserved against on the face of its June 30, 2002 balance sheet and the footnotes thereto, except Liabilities (a) incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice; (b) which are of a nature that would not be required to be disclosed on its balance sheet or the footnotes thereto in conformity with GAAP; or (c) which individually or in the aggregate would not have a Material Adverse Effect.

2.7 No Material Adverse Change. Since the date of ATEC's September 30, 2002 balance sheet, other than as contemplated or caused by this Agreement, there has not been:

         2.7.1 any Material Adverse Change in the business or condition (financial or otherwise) of ATEC;

         2.7.2 any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business or condition (financial or otherwise) of ATEC;

         2.7.3 any entry into any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure) of, or involving, ATEC other than (a) this Agreement, (b) the Management Buyout, as defined below and (c) agreements executed in the ordinary course of business;

         2.7.4 any redemption, repurchase, or other acquisition for value of its capital stock by ATEC, or any issuance of capital stock of ATEC or any of its Subsidiaries or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of ATEC;

         2.7.5 any grant, or commitment to grant, any bonus, commission or other form of incentive compensation or increase or commitment to increase the compensation or fees payable to or in respect to any of ATEC's employees, directors, officers, sales representatives, independent contractors, agents, consultants or Affiliates;

         2.7.6    any labor union organization activity;

         2.7.7    any loans to any Person;

         2.7.8 any failure to maintain its financial records in accordance with past practice;

         2.7.9 any declared, made, set aside or payment of any dividend, distribution, or payment on, or any purchase or redemption of, any shares of any class of ATEC capital stock;

         2.7.10   any transactions with any Affiliate of ATEC or any Subsidiary;

         2.7.11 any amendment to the certificate of incorporation or bylaws of ATEC;

         2.7.12 any material change (for book or Tax purposes) in any method of accounting or accounting practices; or

         2.7.13 any settlement of any litigation, claim or proceeding to which ATEC or a Subsidiary is a party.

2.8      Taxes.

         2.8.1 Since July 1998, ATEC and its Subsidiaries have filed all Tax Returns, as defined below, which they are required to file under all applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; each of ATEC and each of its Subsidiaries has paid all Taxes, as defined below, due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing by it to any employee, stockholder, creditor or other third party, and since June 30, 2002, the charges, accruals and reserves for Taxes with respect to ATEC (including any provisions for deferred income taxes) reflected on the books of ATEC are adequate to cover any Tax liability of the Company if its current tax year were treated as ending on the date hereof.

         2.8.2 No claim has been made by a taxing authority in a jurisdiction where neither ATEC nor any Subsidiary does not file Tax Returns that such corporation is or may be subject to taxation by the jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to Taxes of ATEC or any of its Subsidiaries; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority. To the best of ATEC's knowledge, there are no material unresolved questions or claims concerning the Tax liability of ATEC or any of its Subsidiaries.

         2.8.3 ATEC has not (a) waived any statute of limitations; (b) agreed to any extension of the period for assessment or collection; or (c) executed or filed any power of attorney with respect to any Taxes, which waiver, agreement or power of attorney is currently in force.

2.9      Litigation.

         2.9.1 To the best of the knowledge of ATEC, no investigation or review by any governmental entity with respect to ATEC or any of its Subsidiaries is pending or threatened, nor has any governmental entity indicated to ATEC an intention to conduct the same, and

         2.9.2 there is no action, suit, or proceeding pending or, to the best knowledge of ATEC, threatened against or affecting ATEC or its Subsidiaries at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

2.10 Employees. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by ATEC or any Subsidiary of ATEC for the benefit of its directors, officers, or employees, and there are no employment, consulting, severance, or indemnification arrangements, agreements or understandings between ATEC or any of its Subsidiaries, on the one hand, and any current or former directors, officers, or other employees (or Affiliates thereof) of ATEC or any of its Subsidiaries, on the other hand. ATEC is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

2.11 Subsidiaries. All of the Subsidiaries of ATEC, direct or indirect, are identified in Schedule 2.11, ATEC has no other Subsidiaries, and neither ATEC nor any of its Subsidiaries is a partner of, or joint venturer with, any other Person. No Subsidiary has outstanding any securities, warrants, options or other rights convertible into or exchangeable or exercisable for any shares of ATEC's capital stock, and there are no contracts, commitments, understandings, arrangements or restrictions by which any Subsidiary is bound to issue shares of ATEC's capital stock.

2.12     Employee Benefit Plans and Related Matters; ERISA.

         2.12.1 Employee Benefit Plans. Neither ATEC, nor any of its Subsidiaries maintains or contributes to any Pension Plan, Welfare Plan or "employee benefit plan", as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or independent contractor or under which any employee or independent contractor is or may become eligible to participate or derive a benefit and that is or has been maintained or established by ATEC or any of its Subsidiaries or any trade or business, whether or not incorporated, which, together with ATEC or any of its Subsidiaries, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under section 414 of the Code, (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which ATEC or any Related Person contributes or is or has been obligated or required to contribute or with respect to which ATEC or any Related Person may have any liability or obligation (collectively, the "Plans").

         2.12.2 Neither ATEC nor any Related Person has been involved in any transaction that could cause ATEC, any such Related Person or, following the Closing, Interpharm or any of its Affiliates, to be subject to liability under section 4069 or 4212 of ERISA. Neither ATEC nor any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such liability to ATEC, any Related Person or, following the Closing, Interpharm or any of its Affiliates.

         2.12.3 No employee of ATEC or any of its Subsidiaries is or will become entitled to post-employment benefits of any kind by reason of employment with ATEC or any of its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured).

2.13 Labor Matters. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes or disputes pending or, to the best of the knowledge of ATEC, threatened, between ATEC or any of its Subsidiaries and any of its or their employees.

2.14     Valid Issuance of Stock.

         2.14.1 The Consideration, when issued as provided in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         2.14.2 Based in part on the representations made by the Shareholders in Article 3 hereof and in the Investment Letters attached as Schedule 2.14 hereto (the "Investment Letters"), the offer and sale of the Consideration solely to the Shareholders in accordance with this Agreement will be exempt from the registration and prospectus delivery requirements of the 1933 Act.

2.15 Disclosure. To the best of ATEC's knowledge, no representation, warranty or statement by ATEC in this Agreement, or in any exhibit, schedule, statement or certificate furnished to Interpharm or the Shareholders pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

2.16 Certificate of Incorporation; Bylaws; Minute Books. True and complete copies of the Certificate of Incorporation and Bylaws (or comparable organizational documents) of ATEC, as amended to and including the date hereof, have been delivered to Interpharm. ATEC is not in violation of any provision of its Certificate of Incorporation or is in material violation of its Bylaws (or comparable organizational documents). ATEC's minute books, stock books and stock transfer records, true and complete copies of which have been delivered to Interpharm, contain true and complete records of all issuances and transfers of capital stock of ATEC, and contain a materially complete summary of all meetings, consents, proceedings and other formal actions of directors and stockholders since January 1, 1995.

2.17 Securities Laws. Since at least July 1, 1999, (a) ATEC has complied in all material respects with applicable federal and state securities laws, rules and regulations as such laws, rules and regulations apply to ATEC and its securities; and (b) all shares of capital stock of ATEC have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of ATEC's securities. All of ATEC's outstanding securities are validly issued, fully-paid and are non-assessable.

2.18     AMEX Listing and Trading. ATEC's Common Stock is registered pursuant to
Section 12 of the Exchange Act and is currently listed for trading on the AMEX. ATEC is in full compliance with all AMEX rules. ATEC has not been advised by the

AMEX that it has failed to meet any of its continued listing requirements or that the AMEX will move to delist its Common Stock from the AMEX. Neither ATEC, not any of its officers or directors, is aware of or has any reason to be aware of any claim, inquiry or investigation by a state or federal regulatory authority, or the AMEX, regarding trading in its Common Stock or any related claim, inquiry or investigation. Notwithstanding the foregoing, ATEC makes no representation concerning compliance with continued listing qualifications of AMEX as of the date of this Agreement or upon the consummation of the Transaction contemplated by this Agreement.

2.19 Investment Company Act. ATEC is not an investment company under the Investment Company Act of 1940, as amended.

2.20 Intellectual Property. To ATEC's knowledge, the conduct of its and its Subsidiaries' business has not infringed the rights of any Person in respect of any Intellectual Property. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of ATEC, threatened, that challenges ATEC's use of any Intellectual Property.

2.21 Real Property. ATEC does not own any real property. Schedule 2.21 lists all real property leased by ATEC or its Subsidiaries (the "ATEC Leased Premises"; the leases relating to the Leased Premises, collectively, the "ATEC Real Property Leases"). Except for the ATEC Leased Premises, no real property is used or occupied by ATEC or its Subsidiaries. ATEC enjoys peaceful and undisturbed possession of the ATEC Leased Premises. ATEC and its Subsidiaries' use of the ATEC Leased Premises and the improvements installed by or on behalf of them upon the ATEC Leased Premises conform in all material respects to all restrictive covenants, conditions and easements, and building, subdivision and similar codes and all applicable laws, and neither ATEC, not its Subsidiaries has received any notice of any material violation or claimed violation of any such restrictive covenants, conditions or easements, or building, subdivision or similar codes and all applicable laws. There exists no writ, injunction, decree, order or judgment, or pending litigation, nor, to the knowledge of ATEC, any threatened litigation, relating to the ownership, use, lease, occupancy or operation of any of the ATEC Leased Premises.

2.22     Environmental Matters.

         2.22.1 ATEC is in material compliance and at all times has complied in all material respects with all applicable Environmental Laws pertaining to all of the properties and assets of ATEC and its Subsidiaries (including the ATEC Leased Premises and the properties formerly owned or leased by ATEC or its Subsidiaries and the use and ownership hereof, and to their businesses and operations. No violation by ATEC or its Subsidiaries is being alleged or threatened or has at any time been alleged or threatened of any applicable Environmental Law relating to any of its respective properties and assets (including the ATEC Leased Premises and the properties formerly owned or leased by ATEC or its Subsidiaries).

         2.22.2 ATEC and its Subsidiaries are currently, and have at all times been, in possession of, and in material compliance with, all permits and authorizations required pursuant to any applicable Environmental Law.

         2.22.3 Neither ATEC, its Subsidiaries, nor any other Person (including any tenant or subtenant) has caused or taken any action that will result in, and ATEC and its Subsidiaries are not subject to, any liability or obligation on the part of ATEC or its Subsidiaries relating to (a) the environmental conditions on, under, or about the ATEC Leased Premises (or other properties or assets formerly owned, leased, operated or used by ATEC or its Subsidiaries), including, without limitation, the air, soil and groundwater conditions at such or (b) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, emission, or release of any Hazardous Materials.

         2.22.4 Neither ATEC, nor its Subsidiaries are subject to any outstanding order from, or contractual or other obligation with, any governmental authority or other Person in respect of which they may be required to incur costs arising from the release or threatened release of a Hazardous Material.

2.23 Stock Options. Within ninety (90) days of the Closing, all of the stock options and warrants listed in Schedule 2.2.4, with the exception of the stock options and warrants listed below, will expire or be exercised pursuant to the terms of the applicable stock option agreement and/or plan:

Stock Options
-------------

O-1, O-4, O-6, O-7, O-8, O-9, O-10, O-13, O-15, O-17, O-18, O-19, O-20, O-21,
O-22, O-24, O-28, O-29, O-30, O-31, O-40, O-72, O-74, O-75, O-91, O-93, O-94,
0-95, O-123, O-157, O-159, O-180, O-190, O-216, O-218, O-219, O-224, O-230,
O-232, O-251, O-288, O-289, O-310, 336, 370, 371, 382, 383, 388, 389, 397, 402,
435, 437, 439, 457

Warrants
--------

                            Total
                            Shares      Purchase    Issue      Exercise     Exp.
NAME OF HOLDER              Issued      Price       Total      Date         Date         Date
Phillip Getter                8,750     3.5          30,625    10/7/1998    10/8/1998    10/7/2003
Gayathri Menikdiwela          2,500     3.5           8,750    10/7/1998    10/8/1998    10/7/2003
PRIME CHARTER               113,750     3.5         398,125    10/7/1998    10/8/1998    10/7/2003

2.24 Accrued Expenses. The following ATEC accrued expenses are not likely to become payable and a write-off of such liabilities would be consistent with
GAAP: Anderson Realty in the amount of $156,130, Steinbock litigation in the amount of $39,100, Legett & Platt in the amount of $1,240 and Prudential in the amount of $23,000.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF INTERPHARM AND THE
                                  SHAREHOLDERS

         Except as otherwise indicated in the Schedules (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have previously been provided to ATEC) annexed hereto, Interpharm and the Shareholders, jointly and severally, represent and warrant to ATEC as follows:

3.1 Organization and Qualification. Interpharm is a corporation duly organized, validly existing and in good standing under the laws of New York and has the requisite corporate power and authority to carry on its business as it is now being conducted. Interpharm is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

3.2 Due Authorization. This Agreement has been duly and validly executed and delivered by Interpharm and its Shareholders and constitutes a valid and binding Agreement enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. Interpharm has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized by all necessary corporate or other action of Interpharm or any of the Shareholders.

3.3 Capitalization. Interpharm is authorized by its Articles of Incorporation to issue:

         3.3.1 10,000,000 shares of $.001 par value per share common stock, 4,000,000 shares of which are duly and validly issued and outstanding, fully paid, and non-assessable;

         3.3.2 1,000,000 shares of $.001 par value per share preferred stock, none of which are duly and validly issued and outstanding, fully paid, and non-assessable.

Other than as set forth above, Interpharm does not have any authority to issue any other capital stock or other security. There are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of any Interpharm capital stock or other securities or entitling any person or entity to acquire Interpharm capital stock or other securities of Interpharm, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of Interpharm, any Shareholder or any other Person to repurchase redeem or otherwise acquire any outstanding shares or other equity interest of Interpharm or restricting the ability to vote or transfer such shares or other equity interest.

3.4 Interpharm Stock Ownership. The Interpharm Common Stock consists of an aggregate of 4,000,000 shares of $.001 par value per share common stock, all of which is owned, beneficially and of record, by the Interpharm Common Holders in the respective amounts set forth in 3.4. Each of the Shareholders has good, absolute, and marketable title to their Interpharm Stock. The Shareholders have the complete and unrestricted right, power and authority to sell, transfer and assign their Interpharm Stock pursuant to this Agreement. The delivery of the Interpharm Stock to ATEC as herein contemplated will vest in ATEC good, absolute and marketable title to all of the issued and outstanding shares of the Interpharm Stock, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws.

3.5 No Subsidiaries. Interpharm has no Subsidiaries nor owns any securities of or equity interest in any Person, except that Interpharm owns a 50% interest in Saturn Chemicals, LLC, a New York limited liability company.

3.6 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by Interpharm and the Shareholders of their obligations hereunder, do not nor will with the giving of notice or passage of time or both:

         3.6.1 conflict with or result in a breach of any of the provisions of Interpharm's Certificate of Incorporation or Bylaws;

         3.6.2 contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, Interpharm or any of its Shareholders or any of its or their material properties, except in any such case where such contravention will not have a Material Adverse Effect;

         3.6.3 except as set forth in Schedule 3.6, conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of or default under any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon Interpharm, or to which the property or business of Interpharm is subject; or

         3.6.4 require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

3.7      Taxes.

         3.7.1 Since 1998, Interpharm has filed all Tax Returns which it is required to file under all applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; Interpharm has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing by it to any employee, stockholder, creditor or other third party.

         3.7.2 No claim has been made by a taxing authority in a jurisdiction where Interpharm does not file Tax Returns that it is or may be subject to taxation by the jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to Interpharm; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority. To the best knowledge of Interpharm and the Shareholders, there are no material unresolved questions or claims concerning the Tax liability of Interpharm.

         3.7.3 Interpharm has not (a) waived any statute of limitations; (b) agreed to any extension of the period for assessment or collection; or (c) executed or filed any power of attorney with resect to any Taxes, which waiver, agreement or power of attorney is currently in force.

3.8      Litigation.

         3.8.1 No investigation or review by any governmental entity with respect to Interpharm is pending or, to the best of the knowledge of Interpharm, threatened, nor has any governmental entity indicated to Interpharm an intention to conduct the same, and

         3.8.2 Other than as set forth in Schedule 3.8, there is no action, suit, or proceeding pending or, to the best of the knowledge of Interpharm, threatened against or affecting Interpharm at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

3.9      Investment Representations.

         3.9.1 Acquisition for Own Account. The Consideration to be received by the Shareholders hereunder, will be acquired for investment for each such Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         3.9.2 Accredited Investor Status. Each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act. Each Shareholder's residence is set forth in Schedule A.

         3.9.3 Restricted Securities. The Shareholders understand the Consideration, and the Common Stock into which the Preferred Stock is convertible are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from ATEC in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Shareholders represent that they are familiar with Rule 144 promulgated under the 1933 Act, and understand the resale limitations imposed thereby and by the 1933 Act.

         3.9.4 Legend. The Shareholders understand that the certificates representing Consideration, and the Common Stock into which the Preferred Stock is convertible, when delivered to the Shareholders, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following, or similar legend:

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFEROR FIRST SATISFIES THE ISSUER THAT THE PROPOSED TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF SAID ACT.

Each Shareholder agrees not to attempt any transfer of any such securities without first complying with the substance of said legend, and agrees that an opinion of counsel, a no-action letter of the SEC, or equivalent evidence may be required for removal of the legend.

         3.9.5 Additional Representations. Each Shareholder acknowledges that the Consideration and the Common Stock into which the Preferred Stock is convertible has not been registered under the 1933 Act and that such securities may not be resold unless it is subsequently registered or an exemption form such registration is available. In addition, each Shareholder acknowledges that (a) such Shareholder has been granted the opportunity to ask questions of, and receive answers from, representatives of ATEC concerning ATEC and the terms and conditions of the acquisition of the Consideration and to obtain any additional information such Shareholder deems necessary; (b) such Shareholder's knowledge and experience in financial business matters is such that such Shareholder is capable of evaluating the merits and risks of the investment in the Consideration; and (c) such Shareholder has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein.

3.10 Title to Property and Related Matters. Interpharm has good and marketable title to, or has legally sufficient rights to use, all of its properties, assets, rights, claims and contracts of every kind, character and description owned or held by Interpharm, whether real, personal or mixed, tangible or intangible, of any kind or character, free and clear of any liens or encumbrances. Interpharm has maintained all assets material to its business in good repair, working order and operating condition, subject only to wear and tear, and all such assets are adequate and suitable for the purposes for which they are presently being used and they conform in all material respects with applicable law. Such assets constitute all of the properties and assets necessary for the conduct of, or otherwise material to, the business of Interpharm.

3.11 Disclosure. To the best of Interpharm's and the Shareholders' knowledge, no representation, warranty or statement by them in this Agreement, or in any exhibit, schedule, statement or certificate furnished to ATEC pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

3.12 Certificate of Incorporation; Bylaws; Minute Books. True and complete copies of the Certificate of Incorporation and Bylaws (or comparable organizational documents) of Interpharm, as amended to and including the date hereof, have been delivered to ATEC. Interpharm is not in violation of any provision of its Certificate of Incorporation or is in material violation of its Bylaws (or comparable organizational documents). Interpharm's minute books, stock books and stock transfer records, true and complete copies of which have been delivered to ATEC, contain true and complete records of all issuances and transfers of capital stock of Interpharm, and contain a materially complete summary of all meetings, consents, proceedings and other formal actions of directors and stockholders since January 1, 1995.

3.13 Financial Statements. Interpharm and the Shareholders have previously furnished to ATEC copies of unaudited financial statements of Interpharm (including year-end balance sheets, statements of operations, statements of shareholders' equity and statements of cash flows) for at and as of December 31, 2001 and December 31, 2000, each of which has been reviewed by Marcum & Kliegman, LLP.

         3.13.1 The financial statements referred to in Section 3.13 (collectively, the "Financial Statements") are true and complete in all material respects with respect to each item therein, and have been prepared in accordance with GAAP applied on a consistent basis from period to period, except such change required by change in GAAP and reviewed by the certified public accountants of Interpharm. The Financial Statements fairly present the financial condition of Interpharm in all material respects at the respective dates thereof and the results of operations of Interpharm for the periods then ended.

3.14 Liabilities. With the exception of the credit arrangements and loans set forth in Schedule 3.16, Interpharm does not have any Liabilities, except (a) to the extent reflected in, or reserved against on the face of its December 31, 2001 balance sheet and (b) for Liabilities that have been incurred after December 31, 2001 in the ordinary course of business consistent with past practices.

3.15 Absence of Certain Changes. There has not been, since December 31, 2001 any Material Adverse Change with respect to the business, assets, results of operations, prospects or condition (financial or otherwise) of Interpharm. Without limiting the foregoing, since December 31, 2001, Interpharm has not:

                  3.15.1   sold or agreed to sell any material asset;

                  3.15.2 granted or committed to grant any bonus, commission or other form of incentive compensation or increased or committed to increase the compensation or fees payable to or in respect to any of its employees, directors, officers, sales representatives, independent contractors, agents, consultants or Affiliates of Interpharm;

                  3.15.3 suffered the loss of any key employee or key independent contractor or, other than in the ordinary course of business, consistent with past practice, retained any new key employee or key independent contractor;

                  3.15.4 encountered any labor union organization activity, had any actual or threatened employee strikes, work stoppage, slowdowns or lockouts, or had any material change in its relations with its employees;

                  3.15.5 suffered any changes in relations with, or any losses of a supplier or customers that could reasonably be expected, in the aggregate, to result in a Material Adverse Effect;

                  3.15.6 incurred any indebtedness or created any lien, pledge or encumbrance on any of its assets;

                  3.15.7   made any loans to any Person;

                  3.15.8 failed to maintain accounts receivable, accounts payable, inventory and other working capital accounts in accordance with past practice;

                  3.15.9 declared, made, set aside or paid any dividend, distribution, or payment on, or any purchase or redemption of, any shares of any class of its capital stock;

                  3.15.10 entered into any transactions with any Affiliate of Interpharm;

                  3.15.11 issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares;

                  3.15.12 except as set forth in Schedule 3.15.12 [amendment for authorization of preferred stock], amended the certificate of incorporation or bylaws of Interpharm;

                  3.15.13 made any material change (for book or Tax purposes) in any method of accounting or accounting practices;

                  3.15.14 settled any litigation, claim or proceeding relating to the business of Interpharm with the exception of claims or litigation covered under applicable insurance policies; or

                  3.15.15 entered into any material transaction not in the ordinary course of business or agreed or committed (whether or not in writing) to do any of the foregoing.

3.16 Contracts. Schedule 3.16 contains a list of the following contracts, agreements, licenses and leases or commitments therefor to which Interpharm is a party or by which any of the assets of Interpharm are bound (such contracts, agreements, licenses, leases and commitments so listed on Schedule 3.16 are collectively, the "Contracts"):

                  (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money, or any extension of credit or which impose any lien or encumbrance on any assets of Interpharm;

                  (b) real property leases and leases of any type of personal property involving aggregate payments over the remaining term of such lease in excess of $10,000;

                  (c) material agreements involving bailment off equipment or any other real or personal property;

                  (d) employment, consulting, agency, retention, severance, confidentiality, non-competition, non-solicitation, change in control or similar agreements relating to or for the benefit of any (1) current or future employee, director, officer, sales representative, independent contractor, agent, consultant or Affiliate of Interpharm, or (2) any former employee, director, officer, sales representative, independent contractor, agent, consultant or Affiliate of Interpharm, if any term of such agreement has or will have effect or application on or after the date hereof;

                  (e) maintenance and service agreements involving aggregate payments over the remaining term thereof in excess of $10,000;

                  (f) collective bargaining, labor, union and other similar agreements;

                  (g) contracts of insurance, including any contracts of insurance insuring against claims which arose during the past six (6) years;

                  (h) agreements, orders or commitments for the purchase of materials, supplies, or other services, in any case, having an unexpired term of more than 12 months or involving aggregate payments in excess of $10,000;

                  (i) Intellectual Property Licenses (as defined below);

                  (j) agreements or commitments for construction or acquisition of fixed assets or other capital expenditures;

                  (k) brokerage or finder's agreements;

                  (l) partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses;

                  (m) contracts or binding commitments to sell, lease or otherwise dispose of any asset having a value in excess of $40,000;

                  (n) contracts or binding commitments with any of the Shareholders, any Affiliate of Interpharm or any director, officer or employee of Interpharm;

                  (o) contracts or binding commitments limiting the freedom of Interpharm to compete in any line of business or in any geographical area or with any Person; and

                  (p) other agreements, contracts and binding commitments or series of related agreements, contracts and binding commitments which, in any case, involve payments or receipts of more than $15,000 over the life of such agreements, contracts and binding commitments.

         3.16.1 True Copies Provided. Interpharm and the Shareholders have delivered to ATEC complete and correct copies of all written Contracts listed on
Schedule 3.16 and a complete and correct description of all of the material terms of all oral Contracts listed on Schedule 3.16, in each case together with a complete and correct copy or description, as the case may be, of all amendments thereto.

         3.16.2   No Default; Valid and Enforceable. Except as set forth in
Schedule 3.16, to the knowledge of Interpharm and the Shareholders, it has performed the obligations required to be performed by it to date and is not in material default, or alleged to be in material default, under any such Contract, and to the knowledge of Interpharm and the Shareholders, there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default. All such Contracts are valid, in full force and effect and enforceable against Interpharm and, to the knowledge of Interpharm and the Shareholders, the other parties thereto in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or is subject to the availability of equitable remedies.

3.17 Real Property. Interpharm does not own any real property. Schedule 3.17 lists all real property leased by Interpharm (the "Leased Premises"; the leases relating to the Leased Premises, collectively, the "Real Property Leases"). Except for the Leased Premises, no real property is used or occupied by Interpharm. Interpharm (a) has the exclusive rights to use and occupy the Leased Premises; and (b) enjoys peaceful and undisturbed possession of the Leased Premises. Interpharm's use of the Leased Premises and the improvements installed by or on behalf of it upon the Leased Premises conform in all material respects to all restrictive covenants, conditions and easements, and building, subdivision and similar codes and all applicable laws, and neither Interpharm nor any of the Shareholders has received any notice of any material violation or claimed violation of any such restrictive covenants, conditions or easements, or building, subdivision or similar codes and all applicable laws. There exists no writ, injunction, decree, order or judgment, or pending litigation, nor, to the knowledge of Interpharm or any Shareholder, any threatened litigation, relating to the ownership, use, lease, occupancy or operation of any of the Leased Premises. The improvements on the Leased Premises are in good working condition and repair, ordinary wear and tear excepted.

3.18 Governmental Approvals and Authorizations; Compliance with Laws. All approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations or other approvals (collectively, the "Governmental Approvals") of all governmental authorities which are required in order to permit Interpharm to carry on its business have been obtained and are in full force and effect. There has been no material violation, cancellation, suspension, revocation or default of any Governmental Approval or any notice of violation, cancellation, suspension, revocation, default or dispute affecting any Governmental Approval, and, to the knowledge of Interpharm or any Shareholder, no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement. Interpharm is not in conflict with or in violation or breach of or default under (and, to the knowledge of Interpharm or any Shareholder, there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) any applicable law. Neither Interpharm nor any Shareholder has received any written notice, or to the knowledge of Interpharm or any Shareholder, any other notice alleging any such conflict, violation, breach or default.

3.19     Intellectual Property.

         3.19.1 Schedule 3.19 sets forth a complete and correct list of all Intellectual Property (as defined below) that is owned by Interpharm (the "Owned Intellectual Property"), except for any such Owned Intellectual Property that does not constitute an issued patent or pending patent application, a trademark registration or pending trademark application or a registered copyright and is not otherwise material to the conduct of Interpharm business. Schedule 3.19 also sets forth a complete and correct list of all written or oral licenses and arrangements (i) pursuant to which the use by any Person of Intellectual Property is permitted by Interpharm and (ii) pursuant to which the use by Interpharm of Intellectual Property is permitted by any Person (collectively, the "Intellectual Property Licenses"). The Owned Intellectual Property and the Intellectual Property subject to the Intellectual Property Licenses constitute all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to Interpharm's business. After the Closing, Interpharm will have the right to use all Intellectual Property that is subject to an Intellectual Property License and will own all Owned Intellectual Property, free from any liens.

         3.19.2 The conduct of Interpharm's Business does not infringe the rights of any Person in respect of any Intellectual Property. None of the Owned Intellectual Property is being infringed by third parties. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of Interpharm or any Shareholder, threatened, that challenges the rights of Interpharm in respect of any Owned Intellectual Property or Intellectual Property License. No Owned Intellectual Property or Intellectual Property License is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other governmental authority. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark

Office and United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any Applicable Law, and the same remain in full force and effect.

3.20     Employees, Labor Matters.

         3.20.1 Interpharm is not a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by Interpharm.

         3.20.2 There has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of Interpharm. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of Interpharm, and Interpharm has complied with all applicable laws pertaining to the employment or termination of employment of its employees, including, without limitation, to the extent applicable, the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1991, as amended, the Occupational Safety and Health Act, Executive Order 11246, the Fair Labor Standard Act of 1973, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended, the Department of Transportation regulations, and all other such applicable laws relating to labor relations, equal employment opportunities, fair employment practices, mandatory random drug and alcohol testing, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, could not have or result in any material liability or obligation on the part of Interpharm or, following the Closing, ATEC or any of its Affiliates.

3.21     Employee Benefit Plans and Related Matters; ERISA.

         3.21.1 Employee Benefit Plans. Schedule 3.21.1 sets forth a complete and correct list of each "employee benefit plan", as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or independent contractor or under which any employee or independent contractor is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Interpharm or any trade or business, whether or not incorporated, which, together with Interpharm, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under section 414 of the Code, (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which Interpharm or any Related Person contributes or is or has been obligated or required to contribute or with respect to which Interpharm or any Related Person may have any liability or obligation (collectively, the "Plans"). With respect to each such Plan, Interpharm and Shareholders have made available to ATEC complete and correct copies of (i) such Plan, if written, or a description of such Plan if not written, and (ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any material oral communication), any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multiemployer plan liabilities, if any, and all amendments and modifications to any such document. Interpharm has not communicated to any employee or any independent contractor any intention or commitment to modify any Plan or to establish or implement any other employee, retiree or independent contractor benefit or compensation plan or arrangement.

         3.21.2   Qualification. Each Plan intended to be qualified under
section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and, nothing has occurred since the date of such determination letter and no condition exists that could adversely affect such qualification or tax-exempt status. No Plan intended to be qualified under section 401(a) of the Code, or any trust forming a part thereof, is currently, or within the preceding six years has been, the subject of audit, examination or inquiry by the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor.

         3.21.3   Compliance; Liability.

                  (a) Neither Interpharm nor any Related Person would be liable for any material amount pursuant to section 4062, 4063 or 4064 of ERISA if any Plan that is subject to Title IV of ERISA (a "Title IV Plan") were to terminate as of the date hereof. As of the last day of the most recently ended fiscal year of each Title IV Plan, the "projected benefit obligations" (within the meaning of the Financial Accounting Standards Board Statement No. 87) under each such Plan did not exceed the fair market value of the assets of each such Plan allocable to such "projected benefit obligations" determined on the basis of the actuarial assumptions contained in the actuarial report prepared for such fiscal year of each such Plan, each of which assumptions is reasonable, and the present value of the "benefit liabilities" (within the meaning of, and determined in accordance with, Title IV of ERISA) under such Plan does not exceed the "current value" (within the meaning of section 3(26) of ERISA) of the assets of such Plan allocable to such benefit liabilities, determined on the basis of the actuarial assumptions required to be used in valuing pension liabilities upon plan termination.

                  (b) Each Plan that is subject to the minimum funding standards of ERISA or the Code satisfies such standards under sections 412 and 302 of the Code and ERISA, respectively, and no such Plan has incurred an "accumulated funding deficiency" within the meaning of such sections, whether or not waived.

                  (c) Neither Interpharm nor any Related Person has been involved in any transaction that could cause Interpharm, any such Related Person or, following the Closing, ATEC or any of its Affiliates, to be subject to liability under section 4069 or 4212 of ERISA. Neither Interpharm nor any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such liability to Interpharm, any Related Person or, following the Closing, ATEC or any of its Affiliates. All contributions and premiums required to have been paid or accrued by Interpharm and each Related Person to any employee benefit plan (within the meaning of section 3(3) of ERISA) (including each Plan) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code) or collective bargaining agreement have been paid within the earliest time prescribed by any such plan, agreement or applicable law.

                  (d) Each of the Plans has been operated and administered in all respects in compliance with its terms, all applicable laws and all applicable collective bargaining agreements, except for any failures so to comply that, individually and in the aggregate, could not have or result in a material liability or obligation on the part of Interpharm or, following the Closing, ATEC or any of its Affiliates. There are no material pending or to the knowledge of Interpharm or the Shareholders, threatened claims by or on behalf of any of the Plans, by any employee or independent contractor or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared consolidated balance sheets of Interpharm).

                  (e) No Plan is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA. Neither Interpharm nor any Related Person has, within the preceding six years, withdrawn in a complete or partial withdrawal from any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) or incurred any contingent liability under section 4204 of ERISA. No Plan is a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA.

                  (f) No employee is or will become entitled to post-employment benefits of any kind by reason of employment with Interpharm, including, without limitation, death or medical benefits (whether or not insured), other than (i) coverage mandated by section 4980B of the Code or (b) retirement benefits payable under any Plan qualified under section 401 (a) of the Code. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee or independent contractor. No payment or benefit which has been, or as a result of the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) will be required to be, made by Interpharm or, to the knowledge of Interpharm or any Shareholder, by ATEC in respect of any employee of Interpharm has failed or will fail to be deductible by such entity pursuant to section 280G of the Code or has resulted or will result in the imposition of any excise tax pursuant to section 280G or 4999 of the Code.

3.22 Receivables. To the knowledge of Interpharm and the Shareholders, except to the extent expressly reserved against in the December 31, 2001 balance sheet, the receivables reflected in such balance sheet were, and will be, good and collectible, free and clear of any liens, and have and shall have arisen only from bona fide transactions in the ordinary course of business.

3.23     Business Relations.

         3.23.1 Schedule 3.23 sets forth for the period November, 2001 through November, 2002 (a) the names of the 9 largest customers of Interpharm (based on the aggregate value of services or goods ordered from Interpharm by such customers during each such period) and (b) the amount for which each such customer was invoiced during each such period. Interpharm has not received any written, and to the knowledge of Interpharm or any Shareholder, any other notice, and neither Interpharm nor any Shareholder has any reason to believe that any such customer (i) has ceased, or will cease, to use the services or goods of Interpharm, (ii) has materially reduced, or will materially reduce, the use of the services or goods of Interpharm or (iii) has sought, or is seeking, to materially reduce the price it will pay for the services or goods of Interpharm. Within the last three years, Interpharm has not been solicited to provide, nor has it offered to provide, any consideration of any kind to any Person in order to maintain or obtain an agreement under which Interpharm would provide services or goods (other than consideration provided for under the terms of the executed agreement to provide such services).

         3.23.2 Interpharm has not received any written, or to the knowledge of Interpharm or any Shareholder, any other notice, and neither Interpharm nor any Shareholder has any reason to believe that any Person with whom Interpharm does business will not continue to do business with Interpharm after the Closing Date on terms and conditions substantially the same as those prevailing during the past 12 months. Interpharm and the Shareholders believe that Interpharm's relations with Persons material to the conduct of Interpharm's business are good.

3.24 Affiliate Transactions. Schedule 3.24 contains a list of all contracts, agreements, transactions or commitments between any Shareholder, any former shareholder of Interpharm, any officer, employee or director of Interpharm, any family member of any of the foregoing or any other Affiliate of any of the foregoing, on the one hand, and Interpharm, on the other hand, other than compensation paid as part of an employment relationship for services rendered (collectively, the "Affiliate Transactions"), that took place or were entered into during the 24 months preceding the date of this Agreement or that will bind Interpharm after the Closing.

3.25 Insurance. Schedule 3.25 contains a list of all insurance policies or self-insurance agreements held or maintained by Interpharm relating to its business or assets. Interpharm has delivered to ATEC complete and correct copies of all such insurance policies, together with all riders and amendments thereto. Such policies are in full force and effect and all premiums due thereon have been paid. Interpharm has complied in all material respects with the terms and provisions of such policies. No notice of termination or, since December 1, 2001, premium increase has been received under any of the policies. Interpharm and the Shareholders believe that the insurance coverage provided by such policies (including, without limitation, as to deductibles and self-insured retentions) is adequate and suitable for Interpharm's business and assets.

3.26     Environmental Matters.

         3.26.1 Interpharm is in material compliance and at all times has complied in all material respects with all applicable Environmental Laws pertaining to all of the properties and assets of Interpharm (including the Leased Premises and the properties formerly owned or leased by Interpharm) and the use and ownership hereof, and to its businesses and operations. No violation by Interpharm is being alleged or threatened or has at any time been alleged or threatened of any applicable Environmental Law relating to any of its respective properties and assets (including the Leased Premises and the properties formerly owned or leased by Interpharm) or the use or ownership thereof, or to its respective businesses and operations.

         3.26.2 Interpharm is currently, and has at all times been, in possession of, and in material compliance with, all permits and authorizations required pursuant to any applicable Environmental Law, or relating to the past or present use, generation, management, handling, transport, treatment, disposal, storage or release of Hazardous Materials.

         3.26.3 Neither Interpharm, nor to the knowledge of Interpharm or any Shareholder, any other Person (including any tenant or subtenant) has caused or taken any action that will result in, and Interpharm is not subject to, any liability or obligation on the part of Interpharm relating to (a) the environmental conditions on, under, or about the Leased Premises (or other properties or assets formerly owned, leased, operated or used by Interpharm), including, without limitation, the air, soil and groundwater conditions at such or (b) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, emission, or release of any Hazardous Materials.

         3.26.4 Interpharm is not subject to any outstanding order from, or contractual or other obligation with, any governmental authority or other Person in respect of which Interpharm may be required to incur costs arising from the release or threatened release of a Hazardous Material. Interpharm has not entered into any contractual or other obligation (including indemnification obligation) with any governmental authority or other Person pursuant to which Interpharm has assumed responsibility for, either directly or indirectly, the remediation of any condition arising from or relating to the release or threatened release of Hazardous Materials.

         3.26.5 Interpharm has disclosed and made available to ATEC all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to any Shareholder or Interpharm relating to (a) the environmental conditions on, under or about the Leased Premises (or other properties or assets formerly owned, leased, operated or used by Interpharm) and (b) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by Interpharm or any other Person on, under, about or from the Leased Premises and the properties formerly owned, leased, operated or used or otherwise in connection with the use or operation of any of the properties and assets of Interpharm, or its respective businesses and operations.

                                   ARTICLE IV

                                ATEC'S COVENANTS

4.1 Affirmative Covenants. Subject to the terms and conditions hereunder, from the date hereof through the Closing Date, ATEC shall use its reasonable efforts to take every action reasonably required in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of Interpharm and the Shareholders in this Agreement are and remain true and accurate and that the covenants and agreements of Interpharm and the Shareholders in this Agreement are honored.

4.2 Access and Information. ATEC shall afford to Interpharm and the Shareholders, and their accountants, counsel and other representatives, reasonable access during normal business hours throughout the period prior to the Closing to all of ATEC's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, ATEC shall furnish promptly to Interpharm:

         4.2.1 internal monthly financial statements when and as available, and

         4.2.2 all other information concerning its or any of its Subsidiaries' business, properties, and personnel as Interpharm or its Shareholders may reasonably request, but no investigation pursuant to this
Section 4.2 shall affect any representations or warranties of ATEC, or the conditions to the obligations of ATEC to consummate the Transaction contained in this Agreement. In the event of the termination of this Agreement, Interpharm and its Shareholders will, and will cause their representatives to, deliver to ATEC or destroy all documents, work papers and other material, and all copies thereof, obtained by them or on their behalf from ATEC (or any Subsidiary) as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all confidential information that has been designated as such by the ATEC in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. Interpharm and the Shareholders shall assert their rights hereunder in such manner as to minimize interference with the business of ATEC.

4.3      No Solicitation. From the date of the execution of this Agreement to
(a) the Closing or (b) the termination of this Agreement in accordance with
Article VIII, ATEC and its respective Subsidiaries, and those acting on behalf of any of them will not, and ATEC will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker or finder) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than Interpharm and the Shareholders and Interpharm's officers, employees, and agents, concerning any merger, acquisition of ATEC, or similar transaction involving the ATEC or any Subsidiary or division of ATEC or any sale of any of its capital stock of ATEC (collectively, "Acquisition Proposals"), with the exception of a management buyout pursuant to which certain of ATEC's current management will purchase ATEC's current business operations and assets and assume or extinguish substantially all of its liabilities, including each obligation in each agreements and plans listed in Schedules 2.6 (other than item #1) and 2.10 (other than items 1, 2, 13, 24, 27 and 28) (the "Management Buyout"), on terms acceptable solely to ATEC in its sole discretion and exclusive discretion. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of ATEC's business, or providing information to government authorities.

         4.3.1 Nothing contained in this Agreement shall prohibit ATEC (i) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a bona fide tender offer or exchange offer, (ii) from making any disclosure of an Acquisition Proposal to its stockholders or otherwise if its Board of Directors concludes in good faith, after consultation with its outside legal counsel, that such disclosure is necessary under applicable law or the failure to make such disclosure would be inconsistent with its fiduciary duties to its stockholders under applicable law or (iii) from participating in negotiations or discussions with or furnishing information to any person in connection with an Acquisition Proposal not solicited after the date hereof in breach of Section 4.3 above and which is submitted in writing by such person to the Board of Directors of ATEC, after the date of this Agreement; provided, however, that prior to participating in any such discussions or negotiations or furnishing any information, within five (5) business days after its receipt of the Acquisition Proposal, the Board of Directors of ATEC shall have concluded in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal and, after consultation with its outside legal counsel, that failure to participate in such negotiations or discussions or furnishing such information would be inconsistent with its fiduciary duties to the stockholders of Parent or the Company, as the case may be, under applicable law. ATEC shall
(i) promptly notify Interpharm and the Shareholders (but in no event later than two (2) business days thereafter) if any Acquisition Proposal or inquiries regarding a potential Acquisition Proposal are received by, any information with respect to an Acquisition Proposal or a potential Acquisition Proposal is requested from, or any discussions or negotiations with respect to an Acquisition Proposal or a potential Acquisition Proposal are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the name of the person or entity involved and a copy of any such Acquisition Proposal, with the intent of enabling such other party to make a matching offer so that the Transactions contemplated hereby may be effected.

         4.3.2 Prior to the Closing Time, in the event the Board of Directors of ATEC by majority vote of its members, determines in good faith that it has received a Superior Proposal and determines in good faith that consummating the Transaction would be inconsistent with its fiduciary duties to ATEC, under applicable law, ATEC and its Board of Directors may (i) withdraw, modify or change the Board of Directors' approval or recommendation of this Agreement or the Transaction, (ii) approve or recommend such Superior Proposal to its stockholders, (iii) terminate this Agreement and (iv) publicly announce the Board of Directors' intention to do any or all of the foregoing.

4.4 Conduct of Business Pending the Transaction. ATEC covenants and agrees with Interpharm and the Shareholders that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless Interpharm and the Shareholders shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, ATEC will comply with each of the following:

         4.4.1 its business shall be conducted only in the ordinary and usual course, other than the Management Buyout;

         4.4.2 it shall not (a) amend its Articles of Incorporation or Bylaws, or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property;

         4.4.3 it shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of its capital stock of any class, except issuances pursuant to the exercise of stock options, warrants or convertible securities outstanding on the date of this Agreement, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

         4.4.4 it shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, other than in the ordinary course of business and other than the Management Buyout;

         4.4.5 except as provided in Schedule 4.4.5, it shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee, or
(b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee;

         4.4.6 neither it nor any of its Subsidiaries shall enter into, any material contract, agreement, commitment, or understanding binding ATEC, other than in the ordinary course of business and consistent with past practices;

         4.4.7 it will not hold any meetings of its Board of Directors, or any committee thereof, or of its stockholders, without inviting a representative selected by Interpharm and its Shareholders to attend the same (although ATEC may require that such representative absent himself or herself during that portion of any such meeting that pertains to issues arising under this Agreement, the Transaction or an Acquisition Proposal);

         4.4.8 it will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

         4.4.9 it will continue to properly and promptly file when due all reports due to be filed with the SEC pursuant to Sections 13 or 15 of the Exchange Act;

         4.4.10 it will comply with all laws and regulations applicable to it and its operations; and

         4.4.11 it will maintain in full force and effect its insurance coverage presently in effect.

4.5 Cooperation. ATEC will use its reasonable efforts to cooperate with Interpharm and its Shareholders and their counsel, accountants and agents in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by Interpharm or its Shareholders.

4.6 Expenses. Except as set forth herein, whether or not the Transaction is consummated, all costs and expenses incurred by ATEC in connection with this Agreement and the Transaction contemplated hereby shall be paid by ATEC.

4.7 Publicity. Prior to the Closing any written public statements by ATEC pertaining to this Agreement or the Transaction shall be submitted to Interpharm for review and approval prior to release by ATEC, and shall be released only in a form approved by Interpharm, provided, however, that such review and approval shall not be required of statements by ATEC if prior review and approval would prevent the timely and accurate dissemination of such statement as required to comply, in the reasonable judgment of ATEC's counsel, with any applicable law, rule, or policy.

4.8 Updating of Exhibits and Disclosure Documents. ATEC shall notify Interpharm of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all Schedules. No notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Interpharm and the Shareholders specifically agree thereto in writing. Nor shall any such notification be considered to constitute or give rise to a waiver by Interpharm or the Shareholders of any condition set forth in this Agreement.

4.9 MEX Listing. ATEC shall use its reasonable best efforts to maintain the eligibility of its Common Stock for listing on the AMEX.

4.10 Management Buyout. ATEC shall use its best efforts to complete the Management Buyout.

                                    ARTICLE V

                  COVENANTS OF INTERPHARM AND THE SHAREHOLDERS

5.1 Affirmative Covenants. From the date hereof through the Closing Date, Interpharm and the Shareholders will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of ATEC in this Agreement are and remain true and accurate and that the covenants and agreements of ATEC in this Agreement are honored.

5.2 Access and Information. Interpharm and the Shareholders shall afford to ATEC and to ATEC's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of Interpharm's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, Interpharm and the Shareholders shall furnish promptly to ATEC:

         5.2.1 internal monthly financial statements when and as available, and

         5.2.2 all other information concerning Interpharm's business, properties, and personnel as ATEC may reasonably request, but no investigation pursuant to this Section 5.2 shall affect any representations or warranties of Interpharm and the Shareholders, or the conditions to their obligations to consummate the Transaction contained in this Agreement. In the event of the termination of this Agreement, ATEC will, and will cause its representatives to, deliver to Interpharm and the Shareholders or destroy all documents, work papers and other material, and all copies thereof, obtained by it or on its behalf from Interpharm and the Shareholders as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all confidential information that has been designated as such by Interpharm or the Shareholders in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. ATEC and its representatives shall assert their rights hereunder in such manner as to minimize interference with the business of Interpharm.

5.3      No Solicitation. From the date of the execution of this Agreement to
(a) the Closing or (b) the termination of this Agreement in accordance with
Article VIII, Interpharm and the Shareholders, and those acting on behalf of any of them will not, and Interpharm and the Shareholders will use their best efforts to cause their officers, employees, agents, and representatives (including any investment banker or finder) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than ATEC and ATEC's officers, employees, and agents, concerning any merger, acquisition of Interpharm, Interpharm capital stock and the Interpharm shares held by the Shareholder, or similar transaction involving Interpharm or the Shareholders or division of Interpharm or any sale of any of its capital stock of Interpharm. Interpharm and the Shareholders will notify ATEC immediately (but in no event later than two (2) business days thereafter) upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of Interpharm's and the Shareholders' business, or providing information to government authorities.

5.4 Conduct of Business Pending the Transaction. Interpharm covenants and agrees with ATEC that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless ATEC shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, Interpharm will comply with each of the following:

         5.4.1 its business shall be conducted only in the ordinary and usual course, and it shall use reasonable efforts to keep intact its business organizations and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and others having business or financial relationships with it;

         5.4.2 it shall not (a) amend its Articles of Incorporation or Bylaws, or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property;

         5.4.3 it shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

         5.4.4 it shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice;

         5.4.5 it will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

         5.4.6 it will not hold any meetings of its Board of Directors, or any committee thereof, or of its shareholders, without inviting a representative selected by ATEC to attend the same (although Interpharm may request that such representative absent himself or herself during that portion of any such meeting that pertains to issues arising under this Agreement);

         5.4.7 it shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee, or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee;

         5.4.8 neither it nor any of its Subsidiaries shall enter into, any material contract, agreement, commitment, or understanding binding ATEC, other than in the ordinary course of business and consistent with past practices;

         5.4.9 it will maintain in full force and effect its insurance coverage presently in effect; and

         5.4.10 it will comply with all laws and regulations applicable to it and its operations.

5.5 Cooperation. Interpharm and its Shareholders will cooperate with ATEC and its counsel, accountants and agents in every way in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by ATEC. Without limiting the generality of the foregoing, Interpharm and its Shareholders agree to cooperate fully with ATEC and its authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as ATEC may reasonably request for purposes of carrying out the intent and purpose of this Agreement, including without limitation, in connection with the preparation and filing of any filings required under any Federal, state, county, local or municipal law relating to the Transaction contemplated herein.

5.6 Expenses. Except as set forth herein, whether or not the Transaction is consummated, all costs and expenses incurred by Interpharm and the Shareholders in connection with this Agreement and the Transaction shall be paid by them.

5.7 Publicity. Prior to the Closing, neither Interpharm, nor the Shareholders shall release any public statements pertaining to this Agreement or the Transaction.

5.8 Updating of Exhibits and Disclosure Documents. Interpharm or the Shareholders shall notify ATEC of any changes, additions, or events which may cause any change in or addition to any Schedules delivered by them under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to ATEC. No such notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless ATEC specifically agree thereto in writing. Nor shall any such notification be considered to constitute or give rise to a waiver by ATEC of any condition set forth in this Agreement.

5.9 Financial Statements. Interpharm shall cause an audit of its financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 be completed.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

6.1 Conditions to Obligation of Interpharm and the Shareholders. The obligation of Interpharm and the Shareholders to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Interpharm and the Shareholders shall waive such fulfillment:

         6.1.1 This Agreement and the transactions contemplated hereby shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, and lessors) required to consummate the Transaction;

         6.1.2 There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

         6.1.3 ATEC shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

         6.1.4 No material adverse change shall, in the reasonable judgment of Interpharm and the Shareholders, have taken place in the business or condition (financial or otherwise) of ATEC since the date of ATEC's September 30, 2002 balance sheet, other than those that result from the changes permitted by, and transactions contemplated by, this Agreement;

         6.1.5 The representations and warranties of ATEC set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of Interpharm and the Shareholders, do not materially and adversely affect the business or condition (financial or otherwise) of ATEC, as of the Closing Time as if made as of such time;

         6.1.6 The number of shares of Common Stock of ATEC issued and outstanding shall not be more than 12,000,000;

         6.1.7 ATEC shall have completed the Management Buyout resulting on ATEC having no more than $650,000 in total liabilities as of the Closing Date;

         6.1.8 ATEC shall have not less than $3.7 million in total shareholders' equity, as of the Closing Date, with at least $1.25 million in cash, as well as other assets consisting of notes and other obligations due in less than three years;

         6.1.9 ATEC shall have filed the Certificate of Designations, Rights and Preferences of the Preferred Stock annexed as Schedule 1.1.1.2 with Delaware Secretary of State;

         6.1.10 ATEC shall have received a fairness opinion in connection with the Management Buyout that shall be reasonably satisfactory to Interpharm and the Shareholders' counsel;

         6.1.11 ATEC shall have received a fairness opinion as to the Transaction that shall be reasonably satisfactory to Interpharm and the Shareholders' counsel;

         6.1.12 Interpharm and the Shareholders shall have received from ATEC an officer's certificate, executed by the Chief Executive Officer and the Chief Financial Officer of ATEC (in their capacities as such) dated the Closing Date, as to the satisfaction of the conditions in sub-paragraphs 6.1.1 through 6.1.9 above;

         6.1.13 Interpharm and the Shareholders shall have received, on and as of the Closing Date, (a) an opinion of counsel to ATEC, in form and substance satisfactory to Interpharm and the Shareholders' counsel and (b) such other closing documents and instruments Interpharm and the Shareholders shall reasonably request, in each case reasonably satisfactory in form and substance to Interpharm and the Shareholders' and their counsel;

         6.1.15 The Transaction and the Management Buyout shall have been approved by the ATEC stockholders;

         6.1.16 ATEC shall have delivered to Interpharm the written resignations of the following members of its Board of Directors, in their roles as Directors only: Balwinder Singh Bathla, James Charles and Ashok Rametra;

         6.1.17 ATEC shall have entered into employment agreements, reasonably satisfactory to Interpharm, with:

                  6.1.17.1 Surinder Rametra to serve as an officer of ATEC for a term of at least three years following the Closing Date at an annual salary not to exceed $150,000 which shall include a personal guarantee satisfactory to Interpharm; and

                  6.1.17.2 James Charles to serve as the chief financial officer of ATEC for a term of at least two years at an annual salary not to exceed $80,000 per year;

         6.1.18 ATEC shall have entered into a Registration Rights Agreement with the Shareholders in the form annexed hereto as Exhibit 1.1.4;

         6.1.19 ATEC shall have settled its litigation with Royal Sun Alliance set forth in Schedule 2.9; and

6.2 Conditions to Obligation of ATEC. The obligation of ATEC to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the ATEC shall waive such fulfillment:

         6.2.1 This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, lessors, and stockholders) required by law to consummate the Transaction;

         6.2.2 There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

         6.2.3 Interpharm and the Shareholders shall have performed in all material respects their agreements and obligations contained in this Agreement required to be performed on or prior to the Closing;

         6.2.4 No material adverse change shall, in the reasonable judgment of ATEC, have taken place in the business or condition (financial or otherwise) of Interpharm, other than those that result from the changes permitted by, and transactions contemplated by, this Agreement;

         6.2.5 The representations and warranties of Interpharm and the Shareholders set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of ATEC, do not materially and adversely affect the business or condition (financial or otherwise) of Interpharm, as of the Closing Date as if made as of such time;

         6.2.6    The Interpharm Financials provided to ATEC in accordance with
Section 7.2 shall not have materially changed or been adjusted from the Financial Statements referred to in Section 3.13 as to any specific item or the financial statements taken as a whole.

         6.2.7 There shall be no more than 4,000,000 shares of Interpharm Common Stock outstanding and no shares of Interpharm preferred stock outstanding;

         6.2.8 ATEC shall have received any necessary stockholder approval in connection with the Management Buyout and the Transactions contemplated herein;

         6.2.9 ATEC shall have received, on and as of the Closing Date, (a) an opinion of counsel to Interpharm and the Shareholders, in form and substance satisfactory to counsel to ATEC and (b) such other closing documents and instruments as ATEC shall reasonably request, in each case reasonably satisfactory in form and substance to ATEC and its counsel;

         6.2.10 ATEC shall have received from Interpharm an officer's certificate, executed by the Chief Executive Officer and the Chief Financial Officer of Interpharm, dated the Closing Date, as to the satisfaction of the conditions in sub-paragraphs 6.2.1 through 6.2.7 above;

         6.2.11 ATEC shall have received, free and clear of all liens, pledges or encumbrances, certificates representing all of the issued and outstanding shares of the capital stock of Interpharm; and

         6.2.12 ATEC shall have received a fairness opinion as to the Transaction contemplated herein reasonably satisfactory to ATEC.

                                   ARTICLE VII

                             MEETING OF STOCKHOLDERS

7.1 Meeting of Stockholders. ATEC agrees that, as soon as practicable after the execution of this Agreement, it will use its reasonable efforts to obtain the approval of its stockholders of the Transaction contemplated herein and the Management Buyout. In connection with such approval, ATEC shall (a) prepare and file with the SEC a proxy statement and/or information statement (collectively, the "Proxy Statement"), as the case may be, as required by law, (b) respond to any comments thereon by the SEC in a prompt manner, (c) establish a record date for stockholders entitled to vote on the Transaction contemplated herein and the Management Buyout, (d) comply with applicable legal requirements under state law and the Exchange Act regarding the giving of notice as to such record date, (e) mail a notice of the meeting (if required), Proxy Statement and form of proxy to stockholders (if required), and (f) in all other respects use its reasonable best efforts to take all action required by law to authorize the consummation of the Transaction and Management Buyout.

7.2 Interpharm Financial Statements. Interpharm agrees that, as soon as practicable after the execution of this Agreement, it shall deliver to ATEC for inclusion in the Proxy Statement:

         7.2.1 Interpharm audited financial statements for its fiscal years ended December 31, 1999 (if required by the Exchange Act), December 31, 2000 and December 31, 2001 and reviewed financial statements for the interim period ended September 30, 2002 which comply in all respects with GAAP and Regulation S-X under the Securities Act (the "Interpharm Financials"); and

         7.2.2 a certification from Interpharm's Chief Executive Officer and Principal Financial Officer that, to the best of their knowledge, the Interpharm Financials (i) fairly present, in all material respects, the financial condition, results of operations and cash flows of Interpharm as of, and for, the periods presented therein; (ii) were prepared in accordance with GAAP; and
(iii) fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act. In addition, Interpharm shall provide to ATEC a certification, as to the financial statements listed in this paragraph 7.2.2 only, in the form required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as if it were a reporting company.

7.3 Proxy Statement. ATEC represents and covenants that the Proxy Statement, with the exception of the Interpharm Financials and any other information provided by Interpharm or any of the Shareholders, including, without limitation, the contents thereof, and the timing and manner of use thereof, will comply with all requirements of the Exchange Act and of any state law applicable thereto, and, without limiting the foregoing, will not, at the time the Proxy Statement is mailed to stockholders, contain any untrue statement of a material fact regarding ATEC or omit to state any material fact necessary to make the statements regarding ATEC therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE XIII

                         TERMINATION, AMENDMENT, WAIVER

8.1 Termination. This Agreement and the Transaction may be terminated at any time prior to the Closing, whether before or after any approval by stockholders:

         8.1.1 By mutual consent of the ATEC, Interpharm and the Shareholders;

         8.1.2 By Interpharm and the Shareholders, upon written notice to ATEC, if the conditions set forth in Section 6.1 were not, or cannot reasonably be, satisfied on or before February 1, 2003 unless the failure of any such condition is the result of the material breach of this Agreement by Interpharm or the Shareholders;

         8.1.3 By ATEC, upon written notice to Interpharm and the Shareholders, if the conditions set forth in Section 6.2 were not, or cannot reasonably be, satisfied on or before February 1, 2003 unless the failure of any such condition is the result of the material breach of this Agreement by ATEC;

         8.1.4 By Interpharm and the Shareholders, if there was a material breach in any representation, warranty, covenant, agreement or obligation of ATEC hereunder and such breach (provided it is curable and ATEC promptly commences its effort to cure) shall not have been remedied on or before February 1, 2003;

         8.1.5 By ATEC, if there was a material breach in any representation, warranty, covenant, agreement or obligation of Interpharm or a Shareholder hereunder and such breach (provided it is curable and Interpharm and the Shareholders promptly commences its effort to cure) shall not have been remedied on or before February 1, 2003; or

         8.1.6 By ATEC, in accordance with Section 4.3.2.; provided, however, that in the event of a termination pursuant to Section 4.3.2, ATEC shall pay all of the costs and expenses, including reasonable attorney's fees, incurred by Interpharm and the Shareholders, through the date of such termination.

         8.1.7 Effect of Termination. If this Agreement is terminated pursuant to this Section 8.1, such termination shall be without liability of any Party, or any shareholder, member, partner, director, officer, employee, agent, consultant or representative of such Party, to any other Parties to this Agreement, provided that if such termination shall result from the breach (a) by ATEC or (b) by Interpharm or any of the Shareholder, of the representations, warranties or covenants of such Party contained in this Agreement, (a) ATEC or
(b) Interpharm and the Shareholder (jointly and severally), as the case may be, shall pay to the other Party a termination fee equal to $500,000 plus the costs and expenses (including reasonable counsel fees) sustained or incurred by the other Party.

8.2 Amendment. This Agreement may be amended in a writing signed by the Parties hereto at any time, but after the Transaction has been approved by the stockholders of ATEC, no amendment shall be made which materially and adversely affects the rights of ATEC or its stockholders without the further approval of such stockholders.

8.3 Waiver. At any time prior to the Closing Date, any Party, and in the case of ATEC or Interpharm by action taken by their respective Boards of Directors, may:

         8.3.1 extend the time for the performance of any of the obligations or other acts of the other Parties hereto;

         8.3.2 waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto; or

         8.3.3 waive compliance by the other Parties with any of the agreements or conditions contained herein.

Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE IX

                                    INDEMNITY

Officers' and Directors' Insurance and Indemnity. Following the Closing, and for a period of at least three (3) years thereafter, Interpharm agrees to maintain in full force and effect current policies providing insurance to the current officers and directors of ATEC for their errors, omissions, and similar sources of potential liability and current policies of ATEC as to indemnification of such persons against liability for actions or inactions in their capacity as officers or directors of ATEC, or their actions on behalf of ATEC or its Subsidiaries.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 Arbitration. In the event that there shall be a dispute, controversy or claim arising out of, relating to or in connection with this Agreement, the Transaction, any document referred to herein or related to the subject matter hereof, the Parties agrees that such dispute shall be submitted to binding arbitration in New York City, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the Parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the Parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the Parties, and shall be enforceable by any court having jurisdiction over the Party against whom enforcement is sought.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed, mailed by registered or certified mail (return receipt requested) or delivered by independent next business day delivery service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice given at least five (5) business days prior thereto:

If to ATEC:

Mr. James Charles
Mr. Surinder Rametra
ATEC Group, Inc.
69 Mall Drive
Commack, New York   11725

Facsimile: 631-543-3780

With a copy to:

Peter Silverman, Esq.
Silverman Sclar Byrne Shin & Byrne P.C.
381 Park Avenue South, Suite 1601
New York, New York 10016

Facsimile: 212-779-8858

If to Interpharm or the Shareholders:

Dr. Maganlal Sutaria
Mr. Bob Sutaria
Interpharm, Inc.
75 Adams Avenue
Hauppauge, New York  11788

Facsimile: 631-952-9587

With a copy to:

Darren Ofsink, Esq.
Guzov, Swiedler & Ofsink, LLC
600 Madison Avenue, 22nd Floor
New York, New York  10022

Facsimile: 212-688-7273

Any such notice or communication shall be deemed to have been given (a) if by personal delivery, on the day after such delivery; (b) if by certified or registered mail, on the fifth day after the mailing thereof; (c) if by next-day or overnight deliver, on the day delivered; or (d) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 Survival of Representations and Warranties. The representations, warranties, covenants, and agreements of the Parties contained herein shall survive the Closing for two years, except that the representations and warranties made (a) under Sections 2.8 and 3.7 and, to the extent they relate to Tax and ERISA matters, Sections 2.12 and 3.21 shall continue to survive and remain in effect through the date 30 days after the expiration of the statute of limitations applicable to the subject matter thereof, including all extensions and waivers thereof, and (b) under Section 3.4 shall survive and remain in effect indefinitely.

10.5     Miscellaneous. This Agreement:

         10.5.1 constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof;

         10.5.2 is not intended to confer upon any other person, other than to the Parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies hereunder;

         10.5.3   shall not be assigned by operation of law or otherwise;

         10.5.4 shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the principles of conflict of laws thereof, provided, the corporate laws of the State of Delaware shall govern all issues concerning the relative rights of ATEC and its stockholders; and

         10.5.5 shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and legal representatives;

10.6 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

10.7 Finders. The Parties hereby acknowledge that Munish Rametra, Avreo Vuono, James Rose and Konrad Kim acted as finders with respect to the Transaction and shall be entitled to $100,000, in total, payable by ATEC within three business days after the Closing as a finder's fee.

10.8 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such provision shall be valid and enforceable to the fullest extent permitted by law and such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever.

10.9 Confidentiality. All information furnished by the Parties in connection with the Transaction contemplated hereby shall be used solely for the purpose of evaluating the Transaction and shall be treated as the sole property of the Party delivering the information until consummation of the Transaction and shall, in all respects, be subject to the Confidentiality Agreement previously entered into between the Parties. [need copy of Confidentiality Agreement]

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be signed on the date first written above by their respective officers thereunto duly authorized.

ATEC GROUP, INC.                            INTERPHARM, INC.


By: /s/ JAMES CHARLES                       By: /s/ MAGANLAL K. SUTARIA
    -----------------------------               -----------------------------
    James Charles                               Maganlal K. Sutaria
    Chief Financial Officer                     Chairman

INTERPHARM SHAREHOLDERS:


/s/ MAGANLAL K. SUTARIA
---------------------------
Maganlal K. Sutaria

/s/ RAJ SUTARIA
---------------------------
Raj Sutaria

/s/ PERRY SUTARIA
---------------------------
Perry Sutaria

/s/ RAVI SUTARIA
---------------------------
Ravi Sutaria

/s/ MONA RAMETRA
---------------------------
Mona Rametra

                                     Annex A
                                     -------

"1933 Act" means the Securities Act of 1933, as amended, as of the Closing Date.

"Affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this Agreement, each of the Shareholders and each member of each Shareholders' immediate family shall be deemed to be an Affiliate of Interpharm.

"Affiliate Transactions" is defined in Section 3.24

"AMEX" means the American Stock Exchange.

"Acquisition Proposals" is defined in Section 4.3.

"Closing" is defined in Section 1.2.

"Closing Date" is defined in Section 1.5.

"Closing Time" is defined in Section 1.5.

"Code" means the Internal Revenue Code of 1986, as amended, and related rules and regulations thereunder.

"Common Stock" is defined in the recitals to this Agreement.

"Common Stock Consideration" is defined in Section 1.1.1.

"Consideration" is defined in Section 1.3.

"Contracts" is defined in Section 3.16.

 "Environmental Laws" means any foreign, federal, state or local law, statute, regulation, rule, ordinance, decree, or any other requirement of law (including common law) regulating or relating to the protection of human health and safety or the environment, including, but not limited to, laws relating to releases or threatened releases of Hazardous Materials into the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Execution Date" is defined in Section 4.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Financial Statements" is defined in Section 3.13.1.

"Fully Diluted Basis" means that all shares of the relevant class of stock that are issuable upon exercise of outstanding warrants, options or other rights to acquire such stock, and/or upon conversion of outstanding convertible debt or equity instruments are deemed to be outstanding on the Closing Date for purposes of determining the exchange ratio. Notwithstanding the foregoing, the shares of Interpharm Common Stock issuable upon conversion of the Interpharm Preferred Stock shall not be deemed to be outstanding on the Closing Date for purposes of determining the exchange ratio for the Interpharm Common Stock

"GAAP" means United States generally accepted accounting principles

"Governmental Approvals" is defined in Section 3.18.

"Hazardous Materials" means any substance or material that is classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum products or byproducts, and urea-formaldehyde insulation.

"Intellectual Property" means United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, Internet domain names, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

"Intellectual Property Licenses" is defined in Section 3.19.1.

"Interpharm Common Holders" is defined in the recitals to this Agreement.

"Interpharm Common Stock" is defined in the recitals to this Agreement.

"Interpharm Financials" is defined in Section 7.2.1.

"Interpharm Preferred Holders" is defined in the recitals to this Agreement.

"Interpharm Preferred Stock" is defined in the recitals to this Agreement.

"Interpharm Stock" is defined in the recitals to this Agreement.

"Investment Letters" is defined in Section 2.14.2.

"IRS" means the Internal Revenue Service.

"Leased Premises" is defined in Section 3.17.

"Liabilities" means obligations, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time.

"Management Buyout" is defined in Section 4.3.

"Material Adverse Effect" or "Material Adverse Change" means with respect to any Person, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (a) the business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole; or
(b) the ability of such entity to consummate the Transaction contemplated by this Agreement.

"Owned Intellectual Property" is defined in Section 3.19.1.

"Pension Plan" shall mean a pension plan or employee pension benefit plan, as defined in Section 3(2) of ERISA and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the Transaction and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

"Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

"Plans" is defined in Section 3.21.1.

"Preferred Stock" is defined in the recitals to this Agreement.

"Preferred Stock Consideration" is defined in Section 1.1.2.

"Proxy Statement" is defined in Section 7.1.

"Real Property Leases" is defined in Section 3.17.

"Related Persons" is defined in Section 3.21.1.

"SEC" means the Securities and Exchange Commission.

"Shareholders" is defined in the recitals to this Agreement.

"Subsidiary" means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

"Superior Proposal" means a proposal with respect to any of the transactions described in the definition of Acquisition Proposal which the Board of Directors shall have concluded in good faith after receiving advice from its outside legal counsel and financial advisor, (i) is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the proposal, (ii) if consummated, would result in a transaction more favorable to the stockholders of the ATEC from a financial point of view than the Transaction contemplated by this Agreement (taking into account any and all modifications proposed by Interpharm and the Shareholders) and (iii) is fully financed (or, based on a good faith determination of the Board of Directors, is readily financeable).

"Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax and interest attributable thereto) whether disputed or not.

"Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

"Transaction" is defined in Section 1.1.

"Welfare Plan" means a welfare plan or an employee welfare benefit plan as defined in Section 3(1) of ERISA and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the Transaction and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                                 Exhibit 1.1.1.2

                       Form of Certificate of Designations
                       -----------------------------------

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES K CONVERTIBLE PREFERRED STOCK
                                       OF
                                ATEC GROUP, INC.


     ATEC Group, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify, that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.01 per share, and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions, thereof, of Three Million (3,000,0000) shares of Series K Convertible Preferred Stock of the Company as follows:

     RESOLVED, that the Company is authorized to issue three million (3,000,000) shares of Series K convertible Preferred Stock (the "Series K"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:

     1. Dividends. Each share of the Series K shall be entitled to receive dividends to the same extent and in the same amounts as each of the shares of $.01 par value per share common stock ("Common Stock") of the Company.

     2. Conversion. Each share of Series K shall be converted in accordance with this Section 2 into the number of shares of Common Stock equal to the then effective Conversion Ratio (as defined below).

         a. Conversion Trigger. The shares of Series K shall not become convertible unless and until such date (the "Trigger Date") that any of the following conditions has been met: the Company is: (i) deemed by the American Stock Exchange, Inc. ("AMEX") to be in compliance with the applicable AMEX listing standards, (ii) deemed by another exchange to be in compliance with any such other applicable exchange listing standards, in the event the Company's securities are listed on an exchange other than AMEX and is not listed on AMEX; or (iii) no longer listed on AMEX, the Nasdaq National Market, Nasdaq SmallCap Market or New York Stock Exchange.

         b. Conversion Ratio. On the Trigger Date all of the shares of the Series K shall be convertible into an aggregate total number (the "Aggregate Conversion Amount") of shares of Common Stock pursuant to the following formula:

Aggregate Conversion Amount = 4 x (COP - P - T) - T

For purposes of this formula:

COP      means the Company Outstanding Common Stock (as defined below).
---

P        means the number of all shares of Common Stock issued by the Company
- pursuant to any agreements or obligations which arose after the "Closing Date" (as such term is defined in the Capital Stock Exchange Agreement, among the Company, Interpharm, Inc. and the shareholders of Interpharm, Inc., dated November __, 2002 (the "Exchange Agreement")), which shares exclude Common Stock issued pursuant to the Exchange Agreement, up to and including the Trigger Date.

T        means the number of shares of Common Stock issued to the Interpharm,
-        Inc. shareholders pursuant to the Exchange Agreement.

The "Company Outstanding Common Stock" shall mean the number of shares of Common Stock issued and outstanding on the Trigger Date.

The term "Conversion Ratio" shall mean the Aggregate Conversion Amount divided by the number of Series K shares issued and outstanding on the date any share of Series K is first issued, subject to adjustment as provided herein.

         c. Conversion. Beginning on the Trigger Date, and each year thereafter, on the anniversary of the Trigger Date (each a "Conversion Date"), one seventh of the total number of shares of Series K issued and outstanding as of the Trigger Date shall automatically convert into shares of Common Stock with no further action by the record holders ("Holders") thereof (an "Annual Conversion") until all of the issued and outstanding shares of Series K are converted. In the event that an Anti-Dilutive Conversion (as defined below) has occurred, the number of shares of Series K to be converted in each and every Annual Conversion following such Anti-Dilutive Conversion shall be adjusted to equal the total number of Series K shares issued and outstanding as of such Conversion Date divided by the difference between seven (7) minus the total number of Annual Conversions which have occurred prior to such Anti-Dilution Conversion. Upon each conversion, the Common Stock shall be distributed to the Holders in proportion to their Series K shareholdings. At least thirty (30) days prior to any Annual Conversion, the Company shall provide notice of the conversion to the Holders who shall then, as soon as practicable, surrender the original certificates representing the shares Series K being converted to the Company at its principal office, duly endorsed to the Company or in blank. The Company will, as soon as practicable thereafter, issue and deliver at the office or place to such Holder, or to his or her nominee or nominees, certificates for the number of full shares of Common Stock to which he or she shall be entitled as aforesaid. If the number of shares of Series K represented by the certificate submitted for conversion is greater than the number of shares of Series K being converted, then the Company shall, as soon as practicable, issue and deliver to the Holder a new certificate representing the number of shares of Series K not converted. Shares of Series K shall be deemed to have been converted as of the close of business on the applicable Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

In the event, at any time after the Trigger Date, the Holders beneficially own, in the aggregate, less than 51% of the Company's issued and outstanding Common Stock, all of the Holders may jointly request, by written notice to the Company (the "Anti-Dilutive Conversion Request"), that such number of any remaining issued and outstanding shares of Series K be converted to the extent as is necessary such that the Holders shall beneficially own, in the aggregate, 51% of the Company's issued and outstanding Common Stock (an "Anti-Dilutive Conversion"). The Anti-Dilutive Conversion Request shall state the total number of Common Stock beneficially owned by each Holder, together with the original certificates representing the shares of Series K being converted. Upon each conversion, the Common Stock shall be distributed to the Holders in proportion to their Series K shareholdings. Upon receipt of an Anti-Dilutive Conversion Request, the Company shall, as soon as practicable, issue and deliver at the office or place to each Holder, or to his or her nominee or nominees, certificates for the number of full shares of Common Stock to which he or she shall be entitled as aforesaid. If the number of shares of Series K represented by the certificate submitted for conversion is greater than the number of shares of Series K being converted, then the Company shall, as soon as practicable, issue and deliver to the Holder a new certificate representing the number of shares of Series K not converted. Shares of Series K shall be deemed to have been converted as of the close of business on the date the Company receives the Anti-Dilutive Conversion Request, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

Each certificate of shares of Series K shall bear the following legend:

         ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE INCLUDING SECTION 2 THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEROF PURSUANT TO SECTION 2 OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

         d. Adjustment of the Conversion Ratio. The Conversion Ratio in effect at any time shall be subject to adjustment as follows:

                  (i) In case the Company shall (A) subdivide its outstanding shares of Common Stock, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing Company) any shares of its capital stock, the Conversion Ratio in effect at the time of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any share of the Series K surrendered for conversation after such time shall be entitled to receive the kind and amount of shares which he or she would have owned or have been entitled to receive had such share of Series K been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (ii) In case the Company shall offer to the holders of shares of its Common Stock any rights, options or warrants entitling them to subscribe for or purchase (A) shares of its Common Stock, (B) any assets of the Company, (C) any securities of the Company, other than its Common Stock, or of any other Company or (D) any rights, options or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called a "Distribution on Common Stock"), the Company shall offer, upon such terms offered to the holders of shares of Common Stock, to the holders of the Series K the Distribution on Common Stock to which they would have been entitled if they had converted the Series K shares immediately prior to the record date for the purpose of determining the shareholders entitled to receive such Distribution on Common Stock.

                  (iii) In case of any consolidation or merger of the Company with or into any other company (other than a consolidation or merger in which the Company is the continuing Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the holder of each share of the Series K shall after such consolidation, merger, sale or transfer have the right to convert such share of Series K into the kind and amount of shares of stock and other securities and property which such Holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he or she had held the Common Stock issuable upon the conversion of such share of Series K immediately prior to such consolidation, merger, sale or transfer, regardless of whether the Trigger Date has occurred.

                  (iv) In the event that at any time, as a result of an adjustment made pursuant to this paragraph (d), the holder of any share of the Preferred Stock surrendered for conversion shall become entitled to receive any securities other than shares of Common Stock, thereafter the amount of such other securities so receivable upon conversion of any share of the Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this paragraph (d).

                  (v) No adjustment in the Conversion Ratio shall be required unless such adjustment would require a change of at least 1%; provided, however, that any adjustments which by reason of this paragraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (vi) Whenever the Conversion Ratio is adjusted the Company shall promptly cause a notice to be mailed to the holders of the Series K setting forth the adjusted Conversion Ratio.

                  (vii) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of the Series K. Instead, any fractional share of Common Stock which would otherwise be issuable upon conversion of the Series K (or specified portions thereof) shall be rounded up to the nearest whole share.


         e.       In case:

              (i) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends or other distributions paid out of earned surplus); or

              (ii)the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

              (iii) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or of Interpharm, Inc.; or

              (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then, in each case, the Company shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of Series K, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. In the case of a merger, sale or transfer of substantially all of the assets of the Company or of Interpharm, Inc. , each share of Series K shall automatically convert into Common Stock, with no further action by the

         Holders, immediately prior to the date on which any of the foregoing events becomes effective and regardless of whether the Trigger Date has occurred.

         f. The Company will at all times reserve, keep available and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversion of the Series K, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Series K. The Company shall from time to time, in accordance with the laws of the Delaware, endeavor to amend its Certificate of Incorporation to increase the authorized amount of its Common Stock if the remaining number of unissued shares of Common Stock shall be not sufficient to permit the conversion of all Series K shares. The Company shall, if any shares of Common Stock required to be reserved for issuance upon conversion of Series K pursuant to this section requires registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion, endeavor to cause such shares to be so registered or approved as expeditiously as possible.

         g. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series K pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the shares of the Series K so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

         h. Upon any conversion of shares of Series K under this Section 3, the shares so converted shall have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock that the Company shall have authority to issue shall not be decreased by the conversion of shares of Series K.

     3. Liquidation rights. In the event of any liquidation or dissolution or winding up of the Company, voluntary or involuntary, the holders of the Series K shall be entitled to receive, subject to the rights of any other class of stock which ranks senior to the Series K as to distribution of assets on liquidation, but before any distribution is made on any class of stock ranking junior to the Series K as to the payment of dividends or the distribution of assets, the sum of $7.50 per share.

     4. Voting Rights. With respect to all matters upon which the Company's stockholders shall vote, the Holders of the Series K shall vote together as a single class with the holders of the Common Stock, each Holder being entitled to one vote per share on all such matters.

     5. Limitations Upon Disposition. The Series K shares issuable pursuant to this Certificate and the shares of Common Stock issuable upon conversion of such Series K shares (collectively the "Shares"), if not registered by the Company under the Securities Act of 1933 (the "Act"), may not be sold or offered for sale in the absence of an effective registration statement as to the Shares under the Act, or an opinion of counsel satisfactory to the Company that such registration statement is not required. The above restrictions in this Section 5 shall be contained in a legend to be placed upon each of the Series K share certificates at the time of distribution of the Shares and stop transfer order may be placed on such Shares by the Company.

     6. Additional Rights. So long as any Series K shares remain outstanding, the Company shall not, without first obtaining the approval by vote or written consent of all Holders, (i) alter or change the powers, preferences, privileges, or rights of the Series K shares, (ii) amend the provisions of this paragraph or
(iii) create any new series or class of shares having preferences prior to, or in parity with or superior to the Series K shares as to voting or liquidation preference.

     7. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series K, and in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series K which shall have been represented by such lost, stolen, destroyed, or mutilated certificate.

     8. Notice. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 10.2 of the Exchange Agreement.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by _________________, its President, as of ___ day of _________, 2003.


                                              ATEC GROUP, INC.


                                              By: /s/
                                                  ------------------------------
                                                  Name:
                                                  Title:  President

                                  Exhibit 1.1.4

                      Form of Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement (this "Agreement") is made and entered into as of November 25, 2002, by and among ATEC GROUP, INC., a Delaware corporation (the "Company") and RAJ SUTARIA ("Raj"), MONA RAMETRA ("Mona"), RAVI SUTARIA ("Ravi") and, PERRY SUTARIA ("Perry")(collectively, Raj, Mona, Ravi and Perry are referred to herein as the "Shareholders").

         WHEREAS, the Company and the Shareholders are parties to a Capital Stock Exchange Agreement dated November 25, 2002 (the "Exchange Agreement"); and

         WHEREAS, The Exchange Agreement provides that the Shareholders shall be granted registration rights as more fully set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       Definitions.  For purposes of this Agreement:

         1.1 Conversion Shares. The term "Conversion Shares" shall mean Ordinary Shares issuable upon conversion of the Preferred Stock.

         1.2 Form S-3. The term "Form S-3" mean such forms under the Securities Act as are in effect on the date hereof, such other forms available to a registrant similar to the Company or any successor registration forms under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         1.3 Holder. The term "Holder" means any of the Shareholders who hold Registrable Securities, as well as any person or entity which received common stock, or preferred stock pursuant to the Exchange Agreement that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under such Sections have been duly assigned in accordance with this Agreement.

         1.4 Ordinary Shares. The term "Ordinary Shares" means shares of the $.01 par value per share common stock of the Company.

         1.5 Preferred Stock. The term "Preferred Stock" shall mean the Company's preferred shares issued to the Shareholders pursuant to the Exchange Agreement.

         1.6 Registration Expenses. The term "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the expenses of Underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, excluding any such fees, commissions and underwriting discounts based on the proceeds of sales of Registrable Securities by selling Holders. With respect to expenses incurred in connection with this Agreement, "Registration Expenses" shall include reasonable fees and disbursements of a single special counsel for the Holders.

         1.7 Registrable Securities. The term "Registrable Securities" means (1) all Ordinary Shares of the Company issued pursuant to the Exchange Agreement to any of the Holders; (2) any Ordinary Shares of the Company issued or issuable upon conversion of the Preferred Stock; or (3) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such Ordinary Shares described in clauses (1) or (2) of this subsection; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                  1.7.1 Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of Ordinary Shares which are Registrable Securities and are then issued and outstanding or (2) are then issuable pursuant to the conversion of then outstanding Preferred Stock.

                           1.7.1.1  Registration. The terms "register,"
"registration" and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                           1.7.1.2  Registration Statement. The term
"Registration Statement" means any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company

         1.8 SEC. The term "SEC" shall mean the Securities and Exchange Commission.

         1.9 Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended as of the date of this Agreement.

         1.10 Underwriter. The term "Underwriter" shall mean a dealer, as defined under the Securities Act,, which has agreed to offer the Company's securities to the public.

                  1.10.1 Managing Underwriter. The term "Managing Underwriter" shall mean the Underwriter or Underwriters in an Underwriting which have primary responsibility for the Underwriting.

         1.11 Underwriting. The term "Underwriting" shall mean a registration in which the Company's securities are either sold to an Underwriter for reoffering to the public or sold to the public by an Underwriter.

2.       Demand Registration.

         2.1 Request by Holders. If the Company shall receive, at any time after the date of this Agreement, a written request from the Holders of at least thirty three percent (33%) of the Registrable Securities then outstanding that the Company file a Registration Statement, covering the registration of Registrable Securities, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Agreement; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least thirty three percent (33%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $1,000,000.

         2.2 Underwriting. If the Holders initiating the registration request under this Section 2 (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2.1. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an Underwriting agreement in customary form with the Managing Underwriter or Underwriters selected for such underwriting by the Holders holding more than fifty percent (50%) of the Registrable Securities to be underwritten; provided that any such Underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreement on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Holders; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's free and unencumbered title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Section 2, if the Underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the Underwriter(s) and the Company will include in such registration (i) first, the maximum number of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of other securities requested to be included therein (including any by the Company), pro rata among the holders of such other securities on the basis of the number of shares requested to be included in such registration by each such holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         2.3 Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.

         2.4 Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a Registration Statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further, that during such sixty (60) day period the Company shall not file a registration statement with respect to the public offering of securities of the Company or any other selling shareholder.

         2.4 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Agreement, shall be borne by the Company. Each Holder participating in a registration pursuant to this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to Underwriters in connection with such offering.

3.       Piggyback Registrations.

         3.1 Notice by Company. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any Registration Statement (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. The Company thereupon will use its best efforts as a part of its filing of such Registration Statement to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           3.2 Underwriting. If a Registration Statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriter(s) selected for such underwriting; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreements on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Investor; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Agreement, if the Managing Underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Managing Underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If

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

any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter, delivered at least twenty (20) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         3.3 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 3 shall be borne by the Company.

4. Registration on Form S-3. With respect to all Registration Statements filed pursuant to this Agreement, the Company shall use its best efforts to qualify for registration on Form S-3 any comparable or successor form or forms.

5. Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

         5.1 Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of more than fifty percent (50%) of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

         5.2 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

         5.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

         5.4 Otherwise use its best efforts to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other applicable rules and regulations of the SEC, and make available to the securities holders; as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months after the effective date of such Registration Statement, which earning statement shall satisfy Section 10(a) of the Securities Act.

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

         5.5 Use reasonable, diligent efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

         5.6 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter(s) of such offering.

         5.7 Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         5.8 Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the Underwriters for sale, if such securities are being sold through Underwriters, or, if such securities are not being sold through Underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         5.9 Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such securities are already so listed, or, if the Company does not have a class of equity securities listed on a United States securities exchange, apply for qualification and use its best efforts to qualify Registrable Securities being registered for inclusion on the National Market System/NASD or the American Stock Exchange.

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

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required by the Company to timely effect the registration of their Registrable Securities.

7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         8.1 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and control persons of each Holder, any Underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"):

                  8.1.1 any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein;

                  8.1.2 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  8.1.3 any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with the offering covered by such Registration Statement;
                                                                             and
the Company will reimburse each such Holder, partner, officer or director, Underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection

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

with such registration by such Holder, partner, officer, director, Underwriter or controlling person of such Holder. Notwithstanding the foregoing, the Company shall not be required to indemnify or hold harmless any Holder insofar as any Violation arises out of or is based on information furnished in writing to the Company by or on behalf of that Holder

         8.2 By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any Underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, Underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, Underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

         8.3      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of its liability to the indemnified party under this Section 8 only if and to the extent it is prejudicial to its ability to defend such action, and the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. In no event shall any indemnity under this Section 8 exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

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

         8.4 Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         8.5. Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under Section 8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         8.6 Survival; Release. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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

9. Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Agreement with respect to (a) any request or requests for registration made by any Holder pursuant to Section 2 or 3 of this Agreement on a date more than ten (10) years after the date of this Agreement or
(b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act.

10. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         10.1 commencing on the date of this Agreement, make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

         10.2. File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

         10.3 So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

11.      General Provisions

         11.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for deliveries within a country, or three (3) business days after such deposit for international deliveries or
(iv) three (3) business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country.

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

         All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number indicated for such party:

         in the case of the Company, at

         c/o Chief Executive Officer
         75 Adams Avenue
         Hauppauge, New York  11788

         in the case of the Shareholders, at

         c/o Interpharm, Inc.
         75 Adams Avenue
         Hauppauge, New York  11788
         Facsimile: 631-952-9587

or at such other address or facsimile number as such other party may designate by giving ten (10) days advance written notice by one of the indicated means of notice herein to the other party hereto. Notices by facsimile shall be machine verified as received.

         Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given in the manner set forth above.

         11.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         11.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. The parties hereto consent to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement.

         11.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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

         11.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         11.6 Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         11.7 Successors And Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, except that the Company may not assign or transfer any of its rights or obligations under this Agreement.

         11.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted by any party hereto against any other party hereto concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         11.11 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Ordinary Shares or preferred shares of the Company of any class or series, then, upon the occurrence of any subdivision, combination or share dividend of such class or series of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                             ATEC GROUP, INC.

                                             By: /s/ JAMES CHARLES
                                                 -------------------------------
                                                 James Charles
                                                 Chief Financial Officer



/s/ RAJ SUTARIA
-----------------------------
Raj Sutaria

/s/ PERRY SUTARIA
-----------------------------
Perry Sutaria

/s/ RAVI SUTARIA
-----------------------------
Ravi Sutaria

/s/ MONA RAMETRA
-----------------------------
Mona Rametra


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